Exhibit 10

                                                       Private Client Group

                                                       Merrill Lynch Business
                                                       Financial Services, Inc.
                                                       33 West Monroe Street
                                                       22nd Floor
                                                       Chicago, Illinois 60603
                                                       312/845-1020
                                                       FAX 312/845-9093

Exactech, Inc.
4613 NW 6th Street, Suite D
Gainesville, FL  32609

      Re:  WCMA Line of Credit Extension

Ladies And Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Exactech, Inc. ("Customer") with respect to: (i) that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT NO. 9504550701 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" the Loan Documents are hereby amended as follows:

     1.   The term "Maturity Date" shall mean June 30, 1998.

2. The "Line Fee" for the period ending June 30,1998, shall be $30,000.00. Customer hereby authorizes and directs MLBFS to charge (I) $15,000.00 to WCMA Account No. 750-07R53 on or at any time after the Effective Date and (ii) $15,000.00 to WCMA Account No. 750-07R53 on or at any time after June 30, 1997.

3. The "tangible net worth" of Customer, consisting of Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to : (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer, shall at all times exceed $5,000,000.00.

4. Customer shall not directly or indirectly acquire or invest in any other entity without the prior written approval of MLBFS.

5. The term "Maximum WCMA Line of Credit" shall mean $3,000,000.00.

Except as expressly modified hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.


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Exhibit 10 (Cont)

Customer acknowledges, warrants and agrees, as a primary inducement to MLBFS to enter into this Agreement, that: (i) no default or Event of Default has occurred and is continuing under the Loan Documents; (ii) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof; and Customer does not have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (iv) Customer does not have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

The amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (i) Customer shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; (ii) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internally authorization hereof; and (iii) to the extent applicable, MLBFS shall have entered such amendments and agreements in its computer system (which MLBFS agrees to do promptly after the receipt of such executed duplicate copy). Notwithstanding the foregoing, if for any reason other than the sole fault of MLBFS the Effective Date shall not occur within 40 days from the date of this Letter Agreement, then all of said amendments and agreements herein will, at the sold option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:   Hugh E. Johnson
      Credit Services Account Manager

Accepted:

Exactech, Inc.

By:   Joel C. Phillips     7/29/96
      Treasurer